UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2022

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2022, Loop Canada, Inc., a wholly-owned subsidiary of Loop Industries, Inc. (the “Company”), entered into an Operating Credit Facility (the “Credit Facility”) with Canadian Imperial Bank of Commerce. The Credit Facility allows for borrowings of up to $2.7 million in aggregate principal amount and provides for a two-year term. The Credit Facility is secured by the Company’s Terrebonne, Quebec property and is subject to a minimum equity covenant, tested quarterly. All borrowings under the Credit Facility will bear interest at an annual rate equal to the prime rate (as defined in the Credit Facility) plus 1.0%. The Company is subject to a guarantee of the liabilities of Loop Canada Inc.

The Credit Facility contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, change of control, mergers and significant asset dispositions.

The Company expects to use any borrowings under the Revolving Facility for general corporate purposes. As of the date of the Current Report on Form 8-K, no amounts have been borrowed under the Credit Facility.

The description above is only a summary of the material provisions of the Operating Credit Facility and is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2022.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2022, Yves Perron advised the Company of his intention to resign from his position as Vice-President, Engineering and Construction of the Company, effective July 29, 2022. Mr. Perron’s responsibilities are being assumed by the engineering and construction project team leads assigned to the respective Infinite Loop™ commercialization projects and the Company does not currently intend to seek a replacement for this position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: July 27, 2022	By:	/s/ Drew Hickey
Drew Hickey
Chief Financial Officer

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